PIPER & MARBURY
                                      L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                WASHINGTON
                                                                     NEW YORK
                         BALTIMORE, MARYLAND  21201-3018           PHILADELPHIA
                                                                      EASTON
                                  410-539-2530
                                FAX: 410-539-0489



                                  May 27, 1998


Grove Property Trust
598 Asylum Avenue
Hartford, Connecticut  06105

Ladies and Gentlemen:

         We have acted as special Maryland counsel in connection with the registration statement on Form S-8 (the "Registration Statement") being filed on May 27, 1998 by Grove Property Trust, a Maryland real estate investment trust (the "Trust") (formerly Grove Real Estate Trust), relating to the registration of 900,000 of its common shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares"), pursuant to the 1996 Share Incentive Plan of Grove Real Estate Asset Trust (the "Plan").

         In our capacity as special Maryland counsel, we have reviewed the following:

     (a) The Declaration of Trust of the Trust, as amended to date (the "Declaration of Trust");

     (b) A copy of the By-laws of the Trust as in effect on the date hereof (the "Trust By-laws");

     (c)  The Registration Statement;

     (d)  The Plan;

     (e)  A specimen certificate evidencing the Trust Shares;

     (f) A good standing certificate for the Trust, dated May 27, 1998 issued by the Maryland State Department of Assessments and Taxation (the "Department");

Grove Property Trust                                            PIPER & MARBURY
May 27, 1998                                                          LLP
Page 2



     (g) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officers' Certificate");

     (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and have not independently verified the matters stated therein. We further assume that prior to the issuance of any Trust Shares there will exist, under the Declaration of Trust, as the case may be, the requisite number of authorized but unissued Trust Shares, as the case may be.

         Based upon the foregoing, we are of the opinion that

               (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

               (ii) The Plan has been duly authorized by the Board of Directors; the Trust Shares issued or to be issued thereunder have been duly authorized and reserved for issuance; and assuming all options outstanding or hereafter granted were or will be granted in accordance with the terms of the Plan, the Trust Shares when issued, delivered and paid for in accordance with the Plan, will be duly issued, fully-paid and non-assessable.

         The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                               Very truly yours,

                                               /s/ PIPER & MARBURY L.L.P.